UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): April 27, 2004 rome bancorp, inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27481 (Commission File Number)	16-1573070 (IRS Employer Identification No.)

100 W. Dominick Street, Rome, New York 13440-5810

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (315) 336-7300

Not Applicable

(Former name or former address, if changed since last report)

Items 1-4. Not applicable.

Item 5. Other Events and Required FD Disclosure

On April 27, 2004 the Company's wholly-owned subsidiary, the Rome Savings Bank, and Rome MHC, a mutual holding company and the majority owner of the Company, completed their conversions from state to federal charters. The Rome Savings Bank is now a federal savings bank regulated by the Office of Thrift Supervision (the "OTS"). Rome, MHC is now a federal mutual holding company regulated by the OTS. The Company remains a Delaware corporation, but will now be regulated by the OTS.

Item 6. Not applicable.

Item 7. Financial Statements and Exhibits

    No financial statements are required to be filed with this report.
    No pro forma financial information is required to be filed with this report.
    The following exhibit is filed as part of this Report:

Exhibit No. Description

99.1 Press release issued by Rome Bancorp, Inc. on April 28, 2004, furnished in accordance with Item 12 of this Current Report on Form 8-K.

Items 8-11. Not applicable.

Item 12. Results of Operations and Financial Condition

On April 28, 2004, Rome Bancorp, Inc. announced its earnings for the first quarter of the 2004 fiscal year. A copy of the press release dated April 28, 2004, describing first quarter earnings is furnished as Exhibit 99.1.

This information and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rome bancorp, INc.

By:

Charles M. Sprock

Chairman of the Board, President and Chief Executive Officer

Date: April 28, 2004

EXHIBIT INDEX
Exhibit	Description
99.1	Press Release dated April 28, 2004.